UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2010

VISION INDUSTRIES CORP.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-146209	14-1908451
(Commission File Number)	(IRS Employer Identification No.)

2601 Ocean Park Blvd., Suite 110

Santa Monica, CA 90405

(Address of principal executive offices and zip code)

(310) 450-0299

 (Registrant’s telephone number including area code)

17383 W. Sunset Blvd., Suite A290

Pacific Palisades, CA 90272

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 7, 2010, due to the constraints of personal and business commitments, Donald Hejmanowski resigned as Director and as Vice-President of Corporate Communications, effective immediately.

Mr. Hejmanowski’s departure is not the result of any disagreement with the Company regarding the Company’s operations, policies or practices.

The Company has not made a decision for a replacement director at this time but has begun pursuing candidate(s) for the vacant director position, with said candidate(s) to be presented for shareholder vote at the next annual shareholders meeting.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION INDUSTRIES CORP.

Dated: May 7, 2010	By:	/s/ MARTIN SCHUERMANN
Name: Martin Schuermann Title: President and Chief Executive Officer